EXHIBIT 10.3
                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT is made and entered into as of this 28th day of June, 1996 between 21st Century Wireless Group, Inc. a Nevada corporation with offices at 406 Gateway Boulevard, Burnsville, Minnesota 55337 (The "Company") and Stephen J. Mocol, an individual residing at 3004 Chandler Court, Burnsville, Minnesota 55337 (the "Employee").

      WHEREAS, the Company employs the Employee as Vice President and Chief Financial Officer:

      WHEREAS, the Company wishes to continue to employ Employee, and the Employee wishes to continue employment with the Company; and

      WHEREAS, the company wishes to provide Employee with a guarantee of employment for eighteen months from the effective date of this agreement as consideration for the Employee's agreement to join the Company.

      NOW, THEREFORE, in consideration of the premises and mutual covenants and promises contained herein, the parties hereto agree as follows:

      SECTION 1. Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below and shall include the plural as well as the singular:

      (a)"Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other Person.

      (b)    "Effective date" shall mean July 15, 1996.

      (c) "Monthly Salary" shall mean the highest annual rate of Employee's base rate of pay (without any payroll deductions required by law or agreement with Employee) in affect at any time from the date immediately prior to a Change in Control or Constructive Discharge to the date of termination.

      (d)    "Change in Control" shall be deemed to occur upon:

         (i) 50% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto) by any Person, in a transaction other than a public offering of the voting stock.

         (ii) the Company is merged or consolidated with or into another corporation (other than in a merger or in a consolidation with or into the Company or an Affiliate of the Company) and the holders of all of the outstanding voting stock of the Company immediately prior to the merger or consolidation hold less than a majority of the voting stock of the surviving entity or its parent corporation immediately after the merger or consolidation; or

         (iii) all or substantially all of the assets of the Company are sold or otherwise transfeffed to any person other than the current management team.

      (e)"Cause" shall mean the termination of Employee by the Company for any of the reasons or causes set forth below:

           (I) gross misconduct by Employee in the performance of Employee's duties:

           (II) theft or embezzlement by Employee from, or fraud committed by the Employee against, the Company.

           (iii) conviction of Employee of any crime under federal or state law involving moral turpitude (for purpose hereof, traffic violations and misdemeanors shall not be deemed to be a crime); or

           (iv) willful refusal by Employee to perform any material duties reasonably required to be performed in the course of the Employee's employment with the company.

      (f)"Person" shall mean any individual, partnership, firm trust, corporation, or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the Company, such syndicate or group shall be deemed a "Person" for the purposes of this agreement.

  Section 2. Employment.

  (a) Termination. Subject to the other subsections of this Section 2, Employee's employment with the Company may be terminated by the Company at any time for any reason or no reason upon notice to Employee (termination of employment for any reason following the bankruptcy, insolvency, receivership or any similar proceeding of or relating to the Company shall be deemed to be termination by the company for purposes of this agreement).

  (b) Severance Compensation. If employee's employment is terminated by the Company for reasons other than for Cause, or if the Employee resigns following a Change in Control, than the company shall continue to pay the Employee, the Employees Monthly Salary for a period ending eighteen months from the effective date of this agreement (less appropriate payroll deductions, if any).

  (c) Termination for Cause. If the company terminates Employee's employment for Cause, then all obligations of the Company under this Agreement shall thereupon cease and Employee shall not be entitled to receive any severance compensation, hereunder.

  (d) Death, Disability or Retirement. For purposes of this Agreement, Employee's employment will not be considered to be terminated by the Company if Employee's employment is terminated because of Employee's death, disability, or retirement.

  Section 3. Compensation and benefits. Under the terms of this Agreement, the
             Employee is entitled to appropriate compensation and benefits, while an Employee of the Company.

  (a) Salary. The employee shall receive a salary of $5,416.67 per month ($65,000 per annum) (less appropriate payroll deductions, if any) from the Effective Date until December 31, 1996, at which time a review of the Employee's performance will occur and salary increased per the discretion of the Company.

  (b) Bonus. A bonus of $20,000.00 (less appropriate payroll deductions, if any) will be paid to the Employee within thirty days after the successful completion of the company's public stock offering and funding. "Successful completion" will deem to have occurred with the sale of at least one share of stock through the public offering without effect to the price.

  (c) Future Bonuses. The Employee with be eligible for a bonus of at least $20,000 in every calendar year pending the successful completion of certain goals as mutually agreed upon between the Employee and the Company.

  (d) Benefits. The Employee is entitled to receive employment benefits from the Company.

         (1) Health Insurance per the Company plan offered to all employees.

         (ii) Life insurance coverage per the Company plan plus the Company will reimburse the employee for premiums that the employee is required to pay from outside sources so that the employee is covered at one (1) times annual salary and anticipated bonuses ($85,000 for 1996).

         (iii) Dental Insurance. The company will pay the Cobra premium that the Employee is required to pay from his former employer for dental insurance. If the Company adds dental insurance to its' benefit plan, the Company will cease payment of the Employees Cobra premiums and the Employee will be added to the Company plan.

         (iv) Vacation. The Employee will receive three weeks of paid vacation in the first year of employment and every year thereafter until the Employee's tenure with the Company entitles him to additional vacation per the Company's vacation policy currently in effect.

         (v) Stock grants/ options. The Employee is eligible to receive stock options and grants as awarded by the Board of Directors of the Company for successful completion of assigned goals.

         (vi) Use of cellular telephone. The employee will have a company owned cellular telephone and be permitted to use it for business purposes. All fees for that cellular telephone will be paid by the Company.

  SECTION 4. TRANSITION PERIOD. Notwithstanding anything herein to the contrary, if following a Change in Control, Employee wishes to resign from the Company with effect prior to three (3) months after the date on which the Change in Control occurs, Employee shall (a) first ask the then Board of Directors of the Company in writing, whether it wishes the Employee to remain employed by the Company in Employee's then current position, and (b) if the Board of Directors responds in the affirmative in writing within five business days from the date of the Employee's request, then the Employee shall continue to dutifully execute his responsibilities as an employee of the Company in such position for three(3) months after the date on which the Change of Control occurred and shall be entitle, upon (I) the release of the Employee by the Company prior to the expiration of such period, or (ii) the termination of the Employee's employment by the Company other than for Cause, to receive the payments contemplated by section 2(b). If Employee does not execute his responsibilities as an employee of the Company for such three (3) month period, then Employee shall not be entitled to receive any severance compensation hereunder.

  SECTION 5. TERM. The term of this agreement shall commence upon the date hereof and shall continue for a period of eighteen months or until the termination of the Employee's employment.

  SECTION 6. MISCELLANEOUS.

(a) Binding Effect. This Agreement will insure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs, distributees, and representatives.

(b) Severability. If any provision of this agreement is held to be invalid, illegal, or unenforceable, in whole or in part, such invalidity shall not affect any otherwise valid provision, and all other valid provisions shall remain in full force and effect.

(c) Counterparts. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together will constitute one document.

(d) The titles and headings preceding the text of the paragraphs and subparagraphs of this Agreement have been inserted solely for convenience of reference and do not constitute a part of this Agreement or effect its meaning, interpretation, or effect.

(e) Waiver. The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement will not be construed as a waiver of future performance of any such term, covenant, or condition and the obligations of either party with respect to such term, covenant or condition will continue in full force and effect.

(f) Notices. All notices required or permitted to be given under this Agreement will be given in writing and will be deemed sufficiently given if delivered by hand or mailed, postage prepaid, by registered mail, return receipt requested, to Employee's address set forth at the beginning of this Agreement and to the Company's Executive Vice President and General Manager at the Company's principal executive offices. Either party may, by giving notice to giving notice to the other party in accordance with this paragraph, change the address at which it is to receive notices hereunder.

(g) Entire Agreement, Modification. This agreements supersedes all previous agreements, negotiations, or communications between Employee and the Company and contains the complete and exclusive expression of the understanding between the parties concerning the subject matter covered herein. This Agreement cannot be amended, modified, or supplemented in any respect except by a subsequent written agreement entered into by both parties.

(h) Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Minnesota without giving effect to its principles on the conflict of laws.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                           21ST CENTURY WIRELESS GROUP, INC.

                           /S/ Rodney H. Hutt
                           ----------------------------------
                        By Rodney H. Hutt /
                            Its Executive Vice President and General Manager



                             EMPLOYEE

                           /S/ Stephen J. Mocol
                           ----------------------------------
                           Stephen J. Mocol